EXHIBIT 5.1
OPINION AND CONSENT OF LEDYARD H. DEWEES


                                   Law Offices
                             LEDYARD H. DEWEES, P.A.
                               270 N.W.  3rd COURT
                         BOCA RATON, FLORIDA  33432-3720
                             TELEPHONE 9561)368-1427
                            FACSIMILE (561) 395-8312


March 23, 2005



Crown International, Inc.
80 Richmond St. West,
Suite 1604,
Toronto, Ontario
M5H 2A4                                        BY FAX TRANSMISSION & U.S. MAIL

RE:  CROWN INTERNATIONAL, INC.  (THE "CORPORATION")
     REGISTRATION STATEMENT, FORM S-8 (THE "REGISTRATION STATEMENT")

Gentlemen:

     We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement on Form S-8 filed with the United States Securities & Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed issuance of 1,511,387 shares of the Corporation's common stock, par value $0.001 (the "Common Stock") and issued at the debt conversion price of US$0.25.

     We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as
Exhibit 5.1 to the Registration Statement.

     We are familiar with the Registration Statement and we have examined the Corporation's Articles of Incorporation as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued to William Lawrence Sklar, Lisa A. Bailey, David R. Vine, and Ledyard H. DeWees when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

     Very truly yours,

     /s/ Ledyard H. DeWees
     -------------------------------
     Ledyard H. DeWees, P.A.
     Florida Bar No. 019426


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